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                                                                  Exhibit 23(b)
(LOGO)
ERNST & YOUNG LLP   One Indiana Square                  Phone:     317 681 7000
                    Suite 3400                          Fax:       317 681 7216
                    Indianapolis, Indiana 46204-2094



                         Consent of Independent Auditors


We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Registration  Statement (Form S-3 No. 333-             ) and related Prospectus
of Minnesota Power & Light Company for the registration of 96,526 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation for the six months ended December 31, 1995 (not presented separately therein) which are included in the consolidated financial statements of Minnesota Power & Light Company that are incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                      Ernst & Young LLP


July 9, 1996






              Ernst & Young LLP is a member of Ernst & Young International, Ltd.